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                                                                     Exhibit 2.2



                     [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]



       We hereby consent to being named and to the summarization of advice attributed to us in the response to Item 6 of the Annual Report on Form 20-F of Stolt-Nielsen S.A. for the fiscal year ended November 30, 1999.



                                                 /s/ ELVINGER, HOSS & PRUSSEN



Luxembourg,
May 31, 2000